SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

DIGITAL LIGHTWAVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which this transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Digital Lightwave, Inc.

15550 Lightwave Drive

Clearwater, Florida 33760

(727) 442-6677

http://www.lightwave.com

January 4, 2005

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Digital Lightwave, Inc. (the “Company”) to be held on February 10, 2005. The meeting will begin promptly at 10:00 a.m., local time, at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760.

The official Notice of Meeting, Proxy Statement, Proxy Card, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

We are pleased to offer record holders of Common Stock (those who hold stock certificates registered in their own names and not in the name of a bank, broker or other nominee) the option of voting through the telephone or the Internet.

Every stockholder’s vote is important. To ensure your shares are voted at the meeting, please return the enclosed Proxy Card at your earliest convenience (mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you wish to do so) or vote through the telephone or the Internet. Voting procedures are described on the Proxy Card. Your cooperation will be greatly appreciated.

Members of the Company’s Board of Directors and management look forward to greeting personally those stockholders who are able to attend in person.

Sincerely,

Dr. Bryan J. Zwan
Chairman of the Board

DIGITAL LIGHTWAVE, INC.

15550 Lightwave Drive

Clearwater, Florida 33760

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 10, 2005

Notice is hereby given that a Special Meeting of Stockholders (the “Meeting”) of Digital Lightwave, Inc., a Delaware corporation (the “Company”), will be held at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760 on February 10, 2005, at 10:00 a.m., local time, for the following purposes:

(1)	To approve amendments to the Company’s 2001 Stock Option Plan to:

(A)	increase by 5,000,000 the total number of shares of Common Stock available for issuance under such plan;

(B)	modify the circumstances in which vesting of certain options granted under such plan may be accelerated; and

(C)	increase by 500,000, to 750,000, the aggregate number shares of Common Stock for which options may be granted to a single participant per fiscal year under such plan.

(2)	To approve the conversion feature of the debt held by Optel Capital, LLC and the issuance of Common Stock upon the possible conversion of such debt;

(3)	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, increasing the number of authorized shares of Common Stock of the Company to 300,000,000; and

(4)	To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on December 29, 2004, will be entitled to notice of and to vote at the Meeting and any adjournments thereof. Each of these stockholders is cordially invited to be present and vote at the Meeting in person. A list of stockholders entitled to vote at the meeting will be available for inspection ten days prior to the Meeting at the principal offices of the Company, located at 15550 Lightwave Drive, Clearwater, Florida 33760.

Representation of at least a majority of all outstanding shares of Common Stock of the Company is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting.

UNLESS YOU WILL BE VOTING THROUGH THE TELEPHONE OR THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHOULD YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES AND ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL YOUR SHARES WILL BE VOTED. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

Please read the proxy material carefully. Your vote is important, and the Company appreciates your cooperation in considering and acting on the matters presented.

By order of the Board of Directors,

James Green
Clearwater, Florida	President, Chief Executive Officer, Principal
January 4, 2005	Financial Officer and Secretary

DIGITAL LIGHTWAVE, INC.

PROXY STATEMENT

FOR

A SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 10, 2005

i

DIGITAL LIGHTWAVE, INC.

15550 Lightwave Drive

Clearwater, Florida 33760

PROXY STATEMENT

FOR

A SPECIAL MEETING OF STOCKHOLDERS

OF

DIGITAL LIGHTWAVE, INC.

TO BE HELD ON FEBRUARY 10, 2005

GENERAL INFORMATION

Your proxy in the enclosed form is solicited by the Board of Directors (the “Board”) of Digital Lightwave, Inc., a Delaware corporation (the “Company”), for use at a Special Meeting of Stockholders to be held at the principal offices of the Company located at 15550 Lightwave Drive, Clearwater, Florida 33760 on February 10, 2005, at 10:00 a.m., local time (the “Meeting”), for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Meeting. The mailing of this Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy Card (the “Proxy Card”) to the stockholders of the Company is expected to commence on or about January 11, 2005. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “2003 Annual Report”), and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (the “Quarterly Report”), are being mailed to stockholders concurrently with this Proxy Statement. The 2003 Annual Report and the Quarterly Report are not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

The shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), represented by proxy will be voted in accordance with the instructions given on the Proxy Card, subject to the proper execution of the Proxy Card and its receipt by the Company prior to the close of voting at the Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted (i) “FOR” the approval of the proposed amendments to the Company’s 2001 Stock Option Plan, (ii) “FOR” the approval of the conversion feature of the debt held by Optel Capital, LLC and the issuance of Common Stock upon the possible conversion of such debt, and (iii) “FOR” the approval of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation, increasing the number of shares of Common Stock of the Company to 300,000,000, and in the discretion of the proxies as to other matters that may properly come before the Meeting. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the Proxy Card is present at the Meeting and votes in person.

Copies of solicitation material will be furnished to brokerage firms, nominees, fiduciaries and custodians holding shares of Common Stock in their names which are beneficially owned by others (“record holders”) to forward to such beneficial owners. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse such record holders and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by telephone, telegram, and facsimile or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm to deliver solicitation materials to record holders for distribution by them to their principals and to assist the Company in collecting proxies from such holders. Except as described above, the Company does not intend to solicit proxies other than by mail.

SHARES OUTSTANDING AND VOTING RIGHTS

Record Date and Shares Outstanding

Only holders of shares of Common Stock of record as of the close of business on December 29, 2004 (the “Record Date”), are entitled to vote at the Meeting. As of December 27, 2004, 34,183,204 shares of Common Stock (collectively, the “Shares”) were issued and outstanding. Each of the Shares is entitled to one vote on all matters to be voted upon at the Meeting. There is no cumulative voting.

Quorum; Broker Non-Votes; Abstentions

The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof. The Shares that are voted by proxy “FOR,” “AGAINST” or “WITHHELD FROM” a proposal are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Meeting with respect to such proposal.

Broker non-votes (i.e., Shares held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, a broker non-vote will not affect the outcome of the voting on any proposal set forth in this Proxy Statement.

The proposals submitted to the Company’s stockholders in the Proxy Card must be approved by the affirmative vote of a majority of the outstanding Shares represented in person or by proxy and entitled to vote at the Meeting, except for (a) Proposal Two, “Approval of Conversion Feature of Debt Held by Optel Capital, LLC and Issuance of Common Stock Upon Possible Conversion,” which must be approved by the vote of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting that are held by stockholders who are not affiliated with Optel Capital, LLC or any of its affiliates and (b) Proposal Three, “Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation,” which must be approved by the affirmative vote of a majority of outstanding Shares. In determining whether such proposals have been approved, abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” the proposal.

Revocability of Proxy

A proxy may be revoked by a stockholder at any time prior to the voting at the Meeting by written notice to the Secretary of the Company, by submission of another duly executed proxy bearing a later date or by voting in person at the Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Meeting of the stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Meeting in accordance with the instructions indicated on the Proxy Card by the stockholder or, if no instructions are indicated, will be voted “FOR” the proposed amendments to the Company’s 2001 Stock Option Plan, “FOR” the approval of the conversion feature of the debt held by Optel Capital, LLC and the issuance of Common Stock upon the possible conversion of such debt, “FOR” the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation and as to any other matter that may be properly brought before the Meeting, in accordance with the judgment of the proxy holders.

PROPOSAL ONE

APPROVAL OF AMENDMENTS TO THE

2001 STOCK OPTION PLAN

(Item 1 on the Proxy Card)

On October 28, 2004, the Board approved, subject to stockholder approval, amendments to the Company’s 2001 Stock Option Plan (the “2001 Plan”) to:

•	increase by 5,000,000 the number of shares of Common Stock available for issuance under the 2001 Plan;

•	modify the circumstances in which vesting of certain options granted under such plan may be accelerated; and

•	increase by 500,000, to 750,000, the aggregate number shares of Common Stock for which options may be granted to a single participant per fiscal year under such plan.

PROPOSAL ONE (A)

AMENDMENT TO THE 2001 STOCK OPTION PLAN TO INCREASE

THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE

Proposed Amendment

The purpose of this proposed amendment to the 2001 Plan is to increase by 5,000,000 the number of shares of Common Stock available for issuance under the 2001 Plan. The Board believes that it is desirable to increase the number of shares available for issuance under the 2001 Plan to provide adequate equity incentives to the Company’s key employees, including officers and directors, non-employee Board members and independent consultants and advisors. As of December 27, 2004, without giving effect to the proposed amendment, there were approximately 62,000 shares available for issuance under the 2001 Plan.

Vote Required and Board Recommendation

Approval of an amendment to the 2001 Plan requires the affirmative vote of a majority of the Shares present in person or represented by proxy at the Meeting and entitled to be voted for it. Accordingly, abstentions will have the same effect as votes against this proposal and broker non-votes will not affect the outcome of voting on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL ONE (A), THE APPROVAL OF THE AMENDMENT TO THE 2001 STOCK OPTION PLAN TO INCREASE BY 5,000,000 THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE.

PROPOSAL ONE (B)

AMENDMENT TO THE 2001 STOCK OPTION PLAN TO MODIFY THE CIRCUMSTANCES

IN WHICH VESTING OF CERTAIN OPTIONS GRANTED UNDER

SUCH PLAN MAY BE ACCELERATED

Proposed Amendment

In general, options granted under the 2001 Plan vest ratably over 36 months of service by the optionee. The primary purpose of this proposed amendment to the 2001 Plan is to provide that the plan administrator may grant options to non-employee members of the Board that vest immediately upon the initial grant date for (i) the initial option grant made upon such members joining the Board and, (ii) option grants made to one or more Board members in conjunction with special projects to be performed on behalf of the Company that are outside the scope of routine Board member responsibilities.

The purpose of the 2001 Plan is to allow the Company to provide key employees, including officers and directors, non-employee Board members and independent consultants and advisors in the Company’s service the continuing opportunity to acquire a meaningful equity interest in the Company as an incentive for them to remain in service. The Board believes that such equity incentives are a significant factor in the Company’s ability to attract and retain the key individuals who are essential to the Company’s long-term growth and financial success. The Board believes that it is advisable to amend the 2001 Plan to permit the plan administrator to grant options to non-employee members of the Board that vest immediately upon the initial grant date for the initial option grant made upon such members joining the Board in order to allow the Company to offer competitive equity-based compensation awards to prospective members of the Board. The Board also believes that it is advisable to amend the 2001 Plan to grant options to non-employee members of the Board that vest immediately upon the initial grant date for option grants made to one or more Board members in conjunction with special projects to be performed on behalf of the Company that are outside the scope of routine Board member responsibilities in order to allow the Company to adequately compensate such Board members for their activities.

Vote Required and Board Recommendation

Approval of an amendment to the 2001 Plan requires the affirmative vote of a majority of the Shares present in person or represented by proxy at the Meeting and entitled to be voted for it. Accordingly, abstentions will have the same effect as votes against this proposal and broker non-votes will not affect the outcome of voting on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL ONE (B), THE APPROVAL OF THE AMENDMENT TO THE 2001 STOCK OPTION PLAN TO MODIFY THE CIRCUMSTANCES IN WHICH VESTING OF CERTAIN OPTIONS GRANTED UNDER SUCH PLAN MAY BE ACCELERATED.

PROPOSAL ONE (C)

AMENDMENT TO THE 2001 STOCK OPTION PLAN TO INCREASE

THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS

MAY BE GRANTED TO A PARTICIPANT PER FISCAL YEAR

Proposed Amendment

The purpose of this proposed amendment to the 2001 Plan is to increase by 500,000, to 750,000, the aggregate number of shares of Common Stock for which options may be granted under the 2001 Plan to a single participant per fiscal year. The Board believes that it is desirable to increase the number of shares for which options may be granted to a single participant per fiscal year in order to provide the Company with the ability to attract and retain key employees, including officers, by providing them with adequate equity incentives.

Vote Required and Board Recommendation

Approval of an amendment to the 2001 Plan requires the affirmative vote of a majority of the Shares present in person or represented by proxy at the Meeting and entitled to be voted for it. Accordingly, abstentions will have the same effect as votes against this proposal and broker non-votes will not affect the outcome of voting on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL ONE (C), THE APPROVAL OF THE AMENDMENT TO THE 2001 STOCK OPTION PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED TO A PARTICIPANT PER FISCAL YEAR.

Description of the 2001 Plan

The material features of the 2001 Plan are described below. The complete text of the 2001 Plan, including the proposed amendments, is included as Appendix A to this Proxy Statement.

Purpose

The purpose of the 2001 Plan is to allow the Company to provide key employees, including officers and directors, non-employee Board members and independent consultants and advisors in the Company’s service the continuing opportunity to acquire a meaningful equity interest in the Company as an incentive for them to remain in service. The Board believes that such equity incentives are a significant factor in the Company’s ability to attract and retain the key individuals who are essential to the Company’s long-term growth and financial success.

Share Reserve

The 2001 Plan, as amended, reserves for issuance 11,000,000 shares (an increase of 5,000,000 shares), plus (i) the number of shares remaining for issuance under the 1996 Stock Option Plan (the “1996 Plan”) as of the date of stockholder approval of the amended 2001 Plan and (ii) the number of shares subject to options outstanding under the 1996 Plan as of the date of the initial stockholder approval of the 2001 Plan to the extent that such options expire or terminate for any reason prior to exercise in full, with the sum of (i) and (ii) not to exceed 2,735,872 shares. Should an outstanding option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the 2001 Plan. Unvested shares issued under the 2001 Plan and subsequently repurchased by the Company at the original option exercise price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 2001 Plan. As of December 27, 2004, options to purchase approximately 7,641,000 shares of Common Stock were issued and outstanding under the 1996 Plan and the 2001 Plan and 62,000 shares were available for future grant. The amount of stock options granted under the 2001 Plan is in the discretion of the 2001 Plan Administrator. Accordingly, the number of options that can be received under the 2001 Plan by any one individual is not determinable, except in no event may any single participant in the 2001 Plan receive option grants for more than 750,000 shares of Common Stock in the aggregate per fiscal year.

Administration

The Compensation Committee of the Board has exclusive authority to administer the 2001 Plan with respect to option grants made to the Company’s executive officers and independent Board members. The Compensation

Committee and a Secondary Committee of one or more Board members will each have separate but concurrent authority to grant options to all other eligible individuals. However, any discretionary option grants for members of the Compensation Committee must be authorized by a disinterested majority of the Board. In no event will the Secondary Committee be authorized to grant to any individual options to purchase more than 50,000 shares of Common Stock in the aggregate per fiscal year. The term “2001 Plan Administrator,” as used in this Proposal One, will mean either the Compensation Committee or the Secondary Committee, to the extent each such committee is acting within the scope of its administrative jurisdiction under the 2001 Plan.

Eligibility

Employees (including officers), non-employee Board members, and independent consultants and advisors in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to receive options granted under the 2001 Plan. As of December 27, 2004, the approximate number of persons in each category was as follows:

• Employees	92

• Non-employee Board Members	4

• Independent Consultants and Advisors	17

Grants

The 2001 Plan Administrator generally has complete discretion to determine which eligible individuals are to receive option grants, the grant date, the number of shares subject to each grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) for the option grant and the term of the option. Accordingly, it is not possible at this time to determine the number of options that may be received under the 2001 Plan by any one eligible individual or group of individuals. However, this discretion is subject to the minimum vesting requirements described below and certain other limitations imposed on the terms of awards under the 2001 Plan, and in no event may any single participant receive option grants for more than 750,000 shares of Common Stock in the aggregate per fiscal year.

Price and Exercisability

Each option has an exercise price per share not less than 100% of the fair market value per share of Common Stock on the option grant date. Each option may generally be exercised for vested shares in a series of installments over a specified period of service measured from the grant date. However, options may be structured to be immediately exercisable for any or all of the option shares, but any shares acquired under those options will generally be unvested and subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting of those shares.

Except as otherwise set forth in the 2001 Plan, no option may become exercisable for vested shares quicker than ratably over 36 months of service, except for vesting or acceleration of vesting based on achievement of a performance goal or goals and, if determined by the 2001 Plan Administrator, except for immediate vesting of options granted to non-employee members of the Board with respect to (a) the initial grant of options made upon such members joining the Board, and (b) options granted to such members of the Board in conjunction with special projects to be performed on behalf of the Company that are outside the scope of routine Board member responsibilities. If an option is exercisable for unvested shares, such shares may not vest quicker than ratably over 36 months of service, except for vesting or acceleration of vesting based on achievement of a performance goal or goals.

The exercise price may be paid in cash or in shares of Common Stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a brokerage firm will effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

No optionee will have any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options will generally not be assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the 2001 Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime, subject to certain limitations as set forth in the 2001 Plan. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death.

Termination of Service

Upon cessation of service, the optionee will generally have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time, not exceeding 90 days (plus any period during which the option shares may not be sold due to certain sale black out periods) except in the case of death or disability. The 2001 Plan Administrator will have discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or accelerate the exercisability or vesting of such options in whole or in part, subject to the minimum vesting requirements and the maximum post-termination exercise period described above.

Valuation

For all valuation purposes under the 2001 Plan, the fair market value per share of Common Stock on any relevant date will be deemed equal to the closing selling price per share on that date, as reported on the Nasdaq SmallCap Market.

Vesting Acceleration

If the Company liquidates, disposes of substantially all of its assets in liquidation or dissolution or is involved in a merger or consolidation involving the transfer of ownership of at least 50% of the voting power of the Company’s securities, each outstanding option that is not to be assumed by the successor corporation will generally automatically accelerate in full, and all unvested shares will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation.

The 2001 Plan Administrator may grant options that become fully exercisable if those options are assumed in the acquisition and the optionee’s service with the Company or the acquiring entity is involuntarily terminated within a designated period (not to exceed 12 months) following such acquisition.

Changes in Capitalization

If any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the remaining term of the 2001 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options under the 2001 Plan per fiscal year, (iii) the exercise price per share in effect under each outstanding option and (iv) the maximum number of shares for which options may be granted to a single participant in a fiscal year by the Secondary Committee.

Financial Assistance

The 2001 Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of options. The 2001 Plan Administrator will determine the terms of any such financial assistance. However, the maximum amount of financing provided any participant may not exceed the lesser of (i) the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares or (ii) one hundred thousand dollars ($100,000).

Special Tax Election

The 2001 Plan Administrator may provide one or more holders of non-statutory options under the 2001 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the 2001 Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock held by such individual for at least six months in payment of such tax liability.

Amendment and Termination

The Board has complete and exclusive power and authority to amend or modify the 2001 Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested shares of Common Stock at the time outstanding under the 2001 Plan unless the optionee consents to such amendment or modification. Certain amendments may require stockholder approval pursuant to applicable laws or regulations. No amendment will be effective without stockholder approval if it would: (i) increase the number of shares of Common Stock authorized for issuance under the 2001 Plan, (ii) increase the maximum number of shares of Common Stock that may be the subject of options granted to any one individual in a fiscal year, (iii) authorize an option exercise price per share of less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date, (iv) shorten the minimum vesting requirements of the 2001 Plan, (v) authorize the acceleration of exercisability and/or vesting of options under additional circumstances than previously authorized under the 2001 Plan, (vi) increase the maximum term of options or the post-service exercise period of options, (vii) increase the authority of any Secondary Committee, (viii) increase the maximum amount of credit that may be extended to an optionee by the Company in connection with the exercise of an option. However, the Board may make an amendment to the 2001 Plan without stockholder approval if and to the extent that such amendment is required by law or is necessary to preserve favorable regulatory treatment afforded stock options under the 2001 Plan before such amendment.

Unless sooner terminated by the Board, the 2001 Plan will terminate on the earliest of (i) January 31, 2011, (ii) the date on which all shares available for issuance under the 2001 Plan have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Federal Income Tax Consequences

Options granted under the 2001 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Options

No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition of the shares is made more than two years after the date the option for those shares is granted and more than one year after the date the option is exercised for such shares. If either of these periods is not met, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of the shares on the exercise date or, if less, the amount received for the shares upon disposition over (ii) the exercise price paid for those shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options

An optionee recognizes no taxable income upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date those shares vest over (ii) the exercise price paid for such shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for those shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

PROPOSAL TWO

APPROVAL OF CONVERSION FEATURE

OF DEBT HELD BY OPTEL CAPITAL, LLC AND

ISSUANCE OF COMMON STOCK UPON POSSIBLE CONVERSION

(Item 2 on the Proxy Card)

On September 16, 2004, the Company and Optel Capital, LLC (“Optel Capital”) entered into a loan and restructuring agreement (the “Loan and Restructuring Agreement”). Pursuant to the Loan and Restructuring Agreement, the Company issued Optel Capital a secured convertible promissory note (the “Convertible Note”) evidencing (a) all outstanding debt owed by the Company to Optel Capital as of September 16, 2004, equal to approximately $27.65 million, including accrued interest, and (b) an additional advance of $1.35 million made by Optel Capital to the Company pursuant to the Loan and Restructuring Agreement (collectively, the “Outstanding Debt”).

The Company is seeking stockholder approval of the conversion feature of the Convertible Note pursuant to which Optel Capital has the right, subject to stockholder approval, to convert all or any portion of the Outstanding Debt into Common Stock at any time following the date of such stockholder approval and from time to time (the “Conversion Feature”) and the possible issuance by the Company of Common Stock upon conversion of the Convertible Note by Optel Capital (the “Possible Issuance”). The affirmative vote of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting that are held by stockholders of the Company who are not affiliated with Optel Capital or any of its affiliates (the “Disinterested Stockholders”) is required to approve the Conversion Feature and the Possible Issuance.

Background

During fiscal year 2003 and through September 13, 2004, the Company borrowed an aggregate of $25.65 million from Optel Capital pursuant to a series of secured promissory notes (the “Optel Notes”). The Optel Notes (a) bore interest at an annual rate equal to 10% per annum, (b) were secured by a first priority security interest in substantially all of the assets of the Company, and (c) were due and payable upon demand by Optel Capital at any time after July 31, 2004. On August 5, 2004, Optel Capital provided the Company written notice that it did not intend to demand payment under the Optel Notes, but that it reserved its right to demand payment at any time. At that time, Optel Capital and the Company were in negotiations to restructure the outstanding debt evidenced by the Optel Notes.

Restructured and Refinanced Optel Notes

On September 16, 2004, the Company and Optel Capital entered into the Loan and Restructuring Agreement to restructure and refinance the Optel Notes. On that date, the Company issued Optel Capital the Convertible Note, which refinanced and replaced the Optel Notes and evidences such additional advance. On September 17, 2004, Optel Capital advanced an additional $1.35 million to the Company pursuant to the Loan and Restructuring Agreement and the Convertible Note. The Convertible Note bears an interest rate of 10% per annum and is secured by substantially all of the assets of the Company pursuant to an amended and restated security agreement, also dated September 16, 2004 (the “Security Agreement”). Copies of the Loan and Restructuring Agreement, the Convertible Note and the Security Agreement were filed as exhibits to the Company’s Current Report on Form 8-K that was filed with the SEC on September 21, 2004. The following sets forth a summary of the material terms of the debt owed by the Company to Optel Capital evidenced by the Convertible Note:

Maturity Date. Subject to Disinterested Stockholder approval of the Conversion Feature, the $27.0 million principal amount of the Convertible Note is due and payable in full upon demand by Optel Capital at any time after December 31, 2005 (the “Maturity Date”). The outstanding accrued interest from the Optel Notes plus the accrued interest under Convertible Note is due and payable in full upon demand by Optel Capital at any time on or after September 16, 2005, and the remainder of the accrued interest under the Convertible Note is due and payable in full upon demand by Optel at any time after the Maturity Date.

Convertibility of the Convertible Note. Subject to Disinterested Stockholder approval of the Conversion Feature, the Outstanding Debt, or any portion thereof, is convertible at the option of the Optel Capital into shares of Common Stock at any time, and from time to time, after the Disinterested Stockholders approve the Conversion Feature, at a conversion price (the “Conversion Price”) equal to 100% of the average of the daily volume-weighted average price (“VWAP”) of the Common Stock quoted or traded on the Nasdaq SmallCap Market or other public market during the period of five consecutive trading days ending on the date immediately prior to the date of the conversion of the Convertible Note.

The following table provides examples of the maximum number of shares of Common Stock issuable upon conversion of the Convertible Note at various Conversion Prices, assuming $29.0 million in Outstanding Debt:

Assumed Conversion Price	Shares Issuable Upon Conversion of the Convertible Note
$ 2.00	14,500,000
$ 1.50	19,333,333
$ 1.00	29,000,000
$ 0.50	58,000,000
$ 0.25	116,000,000

Restrictions on Sale of Assets and Future Indebtedness

Pursuant to the terms of the Security Agreement, the Company may not, without Optel Capital’s prior written consent, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible, outside of the ordinary course of business, subject to certain permitted exceptions. In addition, so long as there remains any outstanding principal amount under the Convertible Note, the Company may not, without the prior written consent of Optel, incur, create, assume, guarantee or become or remain liable for any indebtedness, subject to certain permitted exceptions.

Registration Rights

If the Disinterested Stockholders approve the Conversion Feature, the Company is required to prepare and file with the SEC, as soon as practicable after the Meeting, a registration statement covering the offer and sale by Optel Capital of the shares of Common Stock issuable upon conversion of the Convertible Note and to cause the registration statement to be declared effective as soon as possible following the filing (and in any event with limited exceptions within 120 calendar days following the date of such filing). The Company has agreed to make such filings as are necessary to keep the registration statement effective until the date that is two years after the date that such registration statement is declared effective by the SEC or such earlier date when all securities covered by a registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company. The Company will bear the expenses associated with the registration statement.

Ownership Percentages

On December 10, 2004, Optel Capital and its affiliates beneficially owned 15,383,750 shares (based upon a Schedule 13D dated August 25, 2004, filed by Dr. Bryan J. Zwan and other reporting persons with the Securities and

Exchange Commission), or 45.0%, of the 34,183,204 shares Common Stock outstanding as of such date. The following table indicates the beneficial ownership of the Company’s voting securities that could be held by Optel Capital and its affiliates assuming the maximum number of shares of Common Stock are issued pursuant to the Convertible Note, based on the assumed Outstanding Debt of $29.0 million:

Assumed Applicable Conversion Price	Total Number of Shares Issuable Upon Conversion	Total Number of Shares Held by Optel Capital and Affiliates After Conversion	Total Number of Shares Outstanding After Conversion	% Voting Securities Represented by Shares Issued to Optel Capital Upon Conversion	% Voting Securities Represented by Total Number of Shares Held by Optel Capital and Affiliates After Conversion
$ 2.00	14,500,000	29,883,750	48,683,204	29.8%	61.4%
$ 1.50	19,333,333	34,717,083	53,516,537	36.1%	64.9%
$ 1.00	29,000,000	44,383,750	63,183,204	45.9%	70.2%
$ 0.50	58,000,000	73,383,750	92,183,204	62.9%	79.6%
$ 0.25	116,000,000	131,383,750	150,183,204	77.2%	87.5%

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of Common Stock issuable upon conversion of the Convertible Note or subject to options that are held by Optel Capital or its affiliates and currently exercisable or exercisable within 60 days of December 10, 2004, are deemed to be outstanding and to be beneficially owned by Optel Capital for the purpose of computing the percentage ownership of Optel Capital.

Nasdaq Requirements For Stockholder Approval

The Company’s Common Stock is listed on the Nasdaq SmallCap Market, and, as a result, the Company is subject to the rules of The Nasdaq Stock Market. The Company is required to seek stockholder approval of the Possible Issuance in order to ensure compliance with Rule 4350 of the Nasdaq rules (“Nasdaq Rule 4350”). Nasdaq Rule 4350(i)(1)(B) requires stockholder approval in connection with the issuance of securities that could result in a “change of control” (as such term is defined by Nasdaq) of an issuer. In addition, Nasdaq Rule 4350(i)(1)(D) requires stockholder approval prior to the issuance of securities under certain circumstances, including a transaction involving the sale and issuance of common stock at a price below the book value or market value, where the amount of stock being issued is equal to 20% or more of the issuer’s common stock outstanding before such issuance. Under the further guidance of NASD IM-4350-1, “future-priced securities” come within the coverage of the Nasdaq stockholder approval rules because the number of shares of common stock issuable upon conversion is not determinable.

If the Disinterested Stockholders approve the Conversion Feature and the Possible Issuance, the issuance of the Common Stock pursuant to the Convertible Note could cause Optel Capital and its affiliates to own more than an additional 20% of the Company’s outstanding Common Stock, calculated as set forth in “Ownership Percentages” above, and, therefore, would constitute a “change of control” of the Company as defined in Nasdaq Marketplace Rule 4350(i)(1)(B). As a result, the Company is now seeking approval by the Disinterested Stockholders of the Company of the Conversion Feature and the Possible Issuance.

If the Disinterested Stockholders approve the Conversion Feature, the Convertible Note will be convertible into shares of Common Stock equal to or greater than 20% of the Common Stock outstanding prior to the approval of the Conversion Feature. Because the Conversion Price of the Convertible Note is to be determined in the future at a price equal to 100% of the average of the daily VWAP of the Common Stock quoted or traded on the Nasdaq

SmallCap Market or other public market during the period of five consecutive trading days ending on the date immediately prior to the date of the conversion of the Convertible Note, the Board has determined that it is advisable to submit the Conversion Feature for the approval by the Company’s stockholders. Pending such approval, the Convertible Note may not be converted into shares of Common Stock.

Stockholder approval under Nasdaq’s rules requires the vote of a simple majority of the shares present at any meeting and entitled to vote. Nonetheless, in the interest of giving the minority stockholders an opportunity to approve the Conversion Feature and the Possible Issuance, the Board and Optel Capital have agreed to require the affirmative vote of a majority of the Shares represented in person or by proxy entitled to vote at the Meeting that are held by the Disinterested Stockholders and to approve the Conversion Feature and the Possible Issuance. Since the presence of the Common Stock held by Optel Capital and its affiliates is required for the purpose of achieving a quorum, Optel Capital and such affiliates will appoint James Green, the Company’s President and Chief Executive Officer, their proxy to vote all of the shares of the Company that it is entitled to vote alongside the majority of the disinterested shares present and voting on the Conversion Feature and the Possible Issuance.

Rationale for the Debt Restructuring

The Company currently has no source of financing other than Optel Capital. Currently, the Outstanding Debt owed by the Company to Optel Capital is approximately $29.8 million. If the Company had been unable to conclude the restructuring and refinancing of its outstanding indebtedness with Optel Capital (the “Optel Transaction”), the Company believes that it would not have had sufficient cash to fund its current working capital and capital expenditure requirements and may have had no alternative but to seek bankruptcy protection. The Company restructured and refinanced the Optel Notes and obtained additional funds in order to continue as a going concern. Pursuant to the Loan and Restructuring Agreement, an additional $1.35 million advance was received by the Company from Optel Capital. Further, the extension of the maturity date of the Outstanding Debt will allow the Company to continue operations. Without concluding the restructuring and refinancing of its outstanding indebtedness, the Company may not have been able to maintain its business and to sustain the confidence of its customers, business partners and employees.

During fourth quarter of 2004, the Company borrowed an additional, approximately $4.4 million from Optel to fund its ongoing working capital needs, pursuant to several secured promissory notes. Each of the secured promissory notes bear a rate of interest of 10% per annum and are secured by a security interest in substantially all of the Company’s assets. The total principal amount and any accrued, but unpaid interest under each of the secured promissory notes, is due and payable upon demand by Optel at any time after December 31, 2004. This additional borrowing and accrued interest is not subject to the terms of the Convertible Note issued by the Company to Optel on September 16, 2004.

Description of Common Stock

The following is a summary of provisions of the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) relating to the Company’s Common Stock. Copies of the Certificate of Incorporation and Bylaws are on file with the SEC.

The Company has authority to issue 200,000,000 shares of Common Stock. As of December 27, 2004, the Company had 34,183,204 shares of Common Stock outstanding. In addition, as of December 27, 2004, there were approximately 7,641,000 shares of Common Stock subject to outstanding options. As discussed in Proposal Three, in the event that the Company obtains the requisite stockholder approval of the Conversion Feature and the Possible Issuance, the Company is also asking the stockholders to approve an amendment to the Certificate of Incorporation to increase the authorized number of shares of Common Stock from 200,000,000 to 300,000,000.

The holders of the Company’s Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding shares of the Company’s preferred stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to preferences applicable to shares of the Company’s preferred stock, if any, then outstanding. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to the Common Stock. All outstanding shares of the Company’s Common Stock are, and the shares of Common Stock, if any, issued upon exercise of the Conversion Feature by Optel Capital will be, fully paid and non-assessable.

Change of Control Provisions

The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”), regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on the Nasdaq SmallCap Market, from engaging, under certain circumstances, in a “business combination” (which includes a merger or sale of more than 10% of the corporation’s assets) with any “interested stockholder” (a stockholder who acquired 15% or more the corporation’s outstanding voting stock without the prior approval of the corporation’s board of directors) for three years following the date that such stockholder became an “interested stockholder.” A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. The Company has not “opted out” of the provisions of Section 203.

Section 16 Issues

Pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) transactions between an issuer and an officer or director of such issuer are exempt from Section 16(b) of the Exchange Act if, among other reasons, such transactions have been (i) approved by the board of directors of the issuer, or a committee of the board of directors that is composed solely of two or more non-employee directors or (ii) approved or ratified by the affirmative vote of a majority of the stockholders present or represented and entitled to vote at a duly held stockholder meeting. Rule 16b-3 does not require that such transactions be directly between an issuer and its officers or directors, but rather the rule is available to exempt transactions between an issuer and an entity in which its officers or directors have an indirect pecuniary interest. As previously described, Dr. Bryan J. Zwan, a director of the Company, controls and has a pecuniary interest in Optel Capital. Accordingly, Rule 16b-3 is available to exempt the issuance by the Company to Optel Capital of the Convertible Note, the conversion of the Convertible Note and the issuance of the Common Stock upon conversion of the Convertible Note, from time to time, from the restrictions of Section 16(b) of the Exchange Act.

In that regard, to the extent such transactions were otherwise subject to the restrictions of Section 16(b), the independent members of the Board of Directors of the Company have specifically approved such transactions for the purpose of, among other matters, exempting them under Rule 16b-3. In addition, approval of this Proposal Two by the stockholders will also have the further effect of exempting such transactions under Rule 16b-3.

Personal Liability of Directors

Delaware law authorizes a Delaware corporation to eliminate or limit the personal liability of a director to the corporation and its stockholders for monetary damages for breach of certain fiduciary duties as a director. The Company believes that such a provision is beneficial in attracting and retaining qualified directors, and accordingly the Company’s amended and restated certificate of incorporation includes a provision eliminating liability for monetary damages for any breach of fiduciary duty as a director, except as provided under Delaware law. Pursuant to Delaware law, directors of the Company are not insulated from liability for breach of their duty of loyalty (requiring that, in making a business decision, directors act in good faith and in the honest belief that the action was taken in the best interest of the corporation), or for certain other claims. The foregoing provisions of the Company’s Certificate of Incorporation may reduce the likelihood of success of derivative litigation against directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. Furthermore, the Company has entered into indemnity agreements with present and future officers and directors for the indemnification of and the advancing of expenses to such persons to the full extent permitted by law.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Company.

Opinion of the Houlihan Smith & Company

Due to the related party nature of the Optel Transaction, an independent committee of the Board (the “Special Committee”) was formed to evaluate, negotiate and approve the Optel Transaction. In addition, the Special Committee engaged Houlihan Smith & Company, Inc. (“Houlihan”) to act as its financial advisor in connection with the Optel Transaction to evaluate the fairness, from a financial point of view, to the Disinterested Stockholders, of the terms and conditions of the Optel Transaction, including the Conversion Feature. On August 25, 2004, Houlihan rendered an oral opinion to the Special Committee, which was confirmed by delivery to the Special Committee of a written opinion, dated August 25, 2004, to the effect that, as of that date and based on and subject to the matters described in its opinion, the terms and conditions of the Optel Transaction, including the Conversion Feature, were fair, from a financial point of view, to the Disinterested Stockholders.

Houlihan, as part of its independent corporate valuation consulting business, is continually engaged in performing financial analyses with respect to businesses and their assets and securities in connection with mergers and acquisitions, corporate financings, corporate divestitures, as well as for estate planning, corporate and other purposes. Houlihan is familiar with the Company having provided certain valuation services to the Company prior to the Optel Transaction. Previously, Houlihan had not provided financial advisory services to the Company.

The summary of the material terms of Houlihan’s opinion described below is qualified in its entirety by reference to the full text of Houlihan’s opinion, which is attached to this Proxy Statement as Appendix B. Stockholders are encouraged to read the opinion carefully in its entirety. Houlihan has consented to inclusion of its written opinion in this Proxy Statement.

Houlihan’s opinion is addressed to the Special Committee and relates solely to the question of fairness to Company’s stockholders, other than Dr. Bryan Zwan and affiliates, from a financial point of view, of the terms of the Optel Transaction. Houlihan’s opinion is provided for the information of the Special Committee in connection with and for the purposes of its evaluation of the Optel Transaction, including the Conversion Feature. Houlihan’s opinion is limited to the fairness, from a financial point of view, to Disinterested Stockholders, of the terms and conditions of the Optel Transaction, and Houlihan expressed no opinion as to the underlying decision by the management of the Company to engage in the Optel Transaction. Houlihan’s opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to Proposal Two. Further, Houlihan’s opinion does not address the relative merits of the Optel Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

Description of the Optel Transaction Reviewed by Houlihan

The transaction reviewed by Houlihan contemplated that (i) Optel Capital would advance to the Company approximately $1.7 million of additional cash, and (ii) the Company would issue Optel Capital a new secured convertible note for the additional advances and the approximately $25.3 million of existing secured debt owed by the Company to Optel Capital at the time the restructuring and refinancing was proposed. Subject to stockholder approval, the principal amount of the Convertible Note would be due and payable in full upon demand by Optel Capital at any time after December 31, 2005, and any portion of the Convertible Note may be converted at the option of Optel Capital into shares of Common Stock, at a Conversion Price equal to 100% of the average of the daily VWAP of the Common Stock quoted or traded on the Nasdaq or other public market during the period of five consecutive trading days ending on that date immediately prior to the date of the conversion of the Convertible Note.

Scope of Analysis

In conducting the analysis and arriving at its opinion, among other things, Houlihan, noting that in the event that the Conversion Feature is not approved by the Disinterested Stockholders, the outstanding debt would be due and payable in full upon demand:

•	Reviewed the proposed terms of the Optel Transaction as provided in the non-binding term sheet, submitted to the Company by Optel Capital, LLC, dated on August 25, 2004;

•	Reviewed certain of the Company’s public filings with the SEC, including all of the Company’s most recent Form 8-K filings;

•	Had due diligence discussions with third parties, including investment bankers familiar with the optical fiber and telecom equipment industries and the public and private debt/equity markets, discussing, among other things, the nature of the Optel Transaction, the credit quality and liquidity needs of the Company, potential bankruptcy scenarios for the Company, and the prospects for obtaining additional cash financing;

•	Held discussions with members of the Company’s executive management and members of the Special Committee regarding the historical, current, and future prospects of the Company;

•	Completed a liquidation analysis of the Company that entailed a comparison of the book value of the assets of the Company against the existing balance sheet liabilities of the Company as of June 30, 2004. Houlihan estimated that the Company’s debts, exclusive of the deferred gain on debt settlement ($3.7 million), exceed its assets by approximately $16.8 million;

•	Compared the Company from a financial point of view with certain other guideline public companies in the optical fiber and telecom equipment industries that Houlihan deemed to be relevant;

•	Compared the proposed financial terms of the Optel Transaction with the financial terms of certain financial restructurings that Houlihan deemed relevant; and

•	Conducted such other studies, analyses, inquiries, and investigations as Houlihan deemed relevant and appropriate.

In addition, Houlihan discussed with executive management of the Company the most recent forecast for shipments and backlog, which projects the Company’s revenues and expenses by quarter for the calendar year 2004 (“Financial Model”). Houlihan selectively tested all of the major assumptions and calculations of the Financial Model for accuracy. Houlihan also tested the reasonableness of the assumptions used in the Financial Model by using various assumptions of its own that were more conservative than those used in the projections.

In rendering its opinion, Houlihan:

•	Relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided to it by executive management of the Company;

•	Relied upon the assurances of the executive management of the Company that they are unaware of any facts that would make the information provided to Houlihan to be incomplete or misleading for the purposes of the opinion; and

•	Assumed that the financial projections provided by the Company in connection with the rendering of the opinion were reasonably prepared on a basis reflecting the best currently available estimates and their good faith, at the date of the opinion.

In the analysis of Houlihan and in connection with the preparation of its opinion, Houlihan made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Optel Transaction. Houlihan also assumed that all of the conditions precedent required to implement the Optel Transaction would be satisfied and that the Optel Transaction would be completed in accordance with the terms presented to Houlihan.

Houlihan prepared its opinion effective as of August 25, 2004. Houlihan’s opinion is necessarily based upon economic, market, financial and other conditions as they existed and can be evaluated as of such date. In addition, Houlihan disclaimed any obligation to advise anyone of any change in any fact or matter affecting their opinion which may come or be brought to their attention after August 25, 2004.

The opinion of Houlihan should not be construed as creating any fiduciary duty on the part of Houlihan to any party.

To the extent that any of the assumptions of Houlihan or any of the facts on which its opinion is based proves to be untrue in any material respect, the opinion of Houlihan cannot and should not be relied upon.

Conclusion

Based upon and subject to the assumptions and facts upon which Houlihan’s opinion is based, Houlihan was of the opinion that the Optel Transaction was appropriate and the Optel Transaction was fair, from a financial point of view, to the Disinterested Stockholders (without giving effect to any impacts of the Optel Transaction on any particular stockholder other than in its capacity as a stockholder).

Houlihan was not asked to opine and did not express any opinion as to:

•	The income tax consequences of the Optel Transaction;

•	The structure, terms or effect of any other aspect of the Optel Transaction, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other international, federal or state insolvency law, or of any pending or threatened litigation involving the Company; and

•	The fairness of any aspect of the Optel Transaction not expressly addressed in Houlihan’s opinion.

The basis and methodology for the opinion of Houlihan were designed specifically for the express purposes of the Company and may not translate to any other purposes. The opinion of Houlihan does not address the underlying business decision to effect the Optel Transaction or to enter into any related transactions; nor does it indicate that the consideration received by the Company is the best possible attainable under any circumstances; nor does it constitute a recommendation to any stockholder (or any other person) as to whether the stockholder should vote in favor of the portion of Conversion Feature or the Possible Issuance. Houlihan has no obligation to update its opinion. Rather, the opinion of Houlihan states that the Optel Transaction is fair given current market conditions and the situation in which the Company exists today. Furthermore, Houlihan did not negotiate any part of the Optel Transaction.

Under the Company’s Special Committee’s engagement letter with Houlihan, the Company agreed to pay Houlihan fees totaling $67,500. In addition, the Company has agreed, among other things, to indemnify and hold harmless Houlihan and other related parties from and against various liabilities and expenses, which may include liabilities under the federal securities laws, in connection with its engagement.

Advantages and Disadvantages of the Conversion Feature and the Possible Issuance

Advantages

Before voting on this Proposal Two, each stockholder should consider the fact that approval of the Conversion Feature will extend the maturity date of the Company’s debt, which is critical to the Company’s efforts to continue operations. The Company’s current liquidity and capital resources are limited. If the Company had not restructured and refinanced the Optel Notes to extend the maturity, it is likely that the Company would have ceased operations. The Company’s commercial operations commenced during 1996, at which time the Company emerged from the development stage. The Company’s accumulated net losses totaled approximately $70.0 million and $102.4 million for the years ended December 31, 2002 and December 31, 2003, respectively. The Company continued to incur additional losses through the first nine months of 2004 as it creates and introduces new products and technologies and develops additional distribution channels. Unless the Company had consummated the Optel Transaction, its cash, cash equivalents and short-term investments would not have been sufficient to fund its operations, and it is likely that the Company would have ceased operations in the fourth quarter of 2004 (although the Company is not currently insolvent). The Company’s inability to restructure and refinance the Optel Notes and extend the maturity date of its debt owed to Optel through the Optel Transaction would likely have caused the Company to explore liquidation alternatives, including the initiation of bankruptcy proceedings. If this were to have occurred, after repayment of its obligations, including the Optel Notes, the value of a stockholder’s investment in the Company could potentially decline to zero.

Disadvantages

Before voting, each stockholder also should consider the following disadvantages of the Conversion Feature and the Possible Issuance:

•	As of December 10, 2004, Optel and its affiliates beneficially owned 15,383,750 shares of the Company’s outstanding Common Stock. If Optel Capital exercises the Conversion Feature and the Possible Issuance occurs, Optel Capital and its affiliates will own an even greater percentage of the outstanding shares of the Company’s Common Stock. The percentage increase depends on the per share Conversion Price to be determined on the date of conversion. By way of example, assuming conversion of all Outstanding Debt, a Conversion Price of $1.00 could mean a percentage ownership of 75% by Optel Capital and its affiliates, whereas a Conversion Price of $0.50 could mean a percentage ownership of 83% by Optel Capital and its affiliates. In addition, the Conversion Price may be lower depending on the average of the daily VWAP of the Common Stock quoted or traded on the Nasdaq SmallCap Market or other public market during the period of five consecutive trading days ending on the date immediately prior to the date of the conversion of the Convertible Note. Moreover, Optel Capital and its affiliates already hold a significant number of shares of the Company’s Common Stock.

•	If Optel Capital exercises the Conversion Feature and the Possible Issuance occurs, the percentage ownership of the Company’s Common Stock by existing stockholders will decline substantially, and Optel Capital and its affiliates may have even greater influence over actions affecting the Company.

•	If Optel Capital exercises the Conversion Feature and the Possible Issuance occurs, Optel Capital and its affiliates may be able to take any action, even those actions that, under Delaware law, require the affirmative vote of a supermajority of the stockholders. For example, Optel could decide to take the Company private, to cause the sale of some or all of the Company’s assets, or to effect a merger whereby Optel Capital could force all stockholders other than Optel Capital to take cash in exchange for their shares of Common Stock because Optel would beneficially own or have holdings totaling such a large percentage of the Company’s outstanding shares after exercise of the Conversion Feature.

•	The existence of Optel Capital with its significant rights may make it more difficult for the Company to enter into other transactions, including mergers, acquisitions or change of control transactions.

•	The Company must file a registration statement covering the offer and sale by Optel Capital of the shares issuable upon exercise of the Conversion Feature. If Optel Capital chooses to sell its shares pursuant to such registration statement, those sales could impair the Company’s ability to raise needed capital by depressing the price at which the Company could sell its Common Stock.

Consequence of Non-Approval

In the event that the Conversion Feature is not approved by a majority of the Shares represented by proxy and entitled to vote at the Meeting that are held by Disinterested Stockholders, the Convertible Note will not become convertible and would become immediately due and payable in full upon demand by Optel Capital. The Company currently does not have the financial resources to pay the amounts owed to Optel Capital under the Convertible Note. If Optel were to demand repayment on the Convertible Note, the Company would likely explore liquidation alternatives, including the initiation of bankruptcy proceedings. If this occurs, after repayment of its obligations, including the Convertible Note, the value of a stockholder’s investment in the Company could potentially decline to zero. Accordingly, the Board has determined that approval of the Convertible Feature and the Possible Issuance will further the best interests of the Company.

Incorporation by Reference of Annual and Quarterly Reports

Concurrently with this Proxy Statement, the Company is sending a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Form 10-K”), and a copy of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 (the “Form 10-Q”), in each case without the exhibits thereto, to its stockholders. This Proxy Statement incorporates by reference Items 7, 7A, 8 and 9 of the Form 10-K and Items 1, 2 and 3 of the Form 10-Q, which contain important information about the Company and its financial condition that are not included in this Proxy Statement. Copies of the Form 10-K and the Form 10-Q have also been filed with the SEC and may be accessed from the SEC’s homepage (www.sec.gov). Representatives of Grant Thornton LLP, the Company’s independent auditors for the current and most recently completed fiscal year, are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the Shares represented in person or by proxy and entitled to vote at the Meeting that are held by Disinterested Stockholders is required to ratify and approve the Conversion Feature and the Possible Issuance. Because the presence of the Common Stock held by Optel Capital and its affiliates is required for the purpose of achieving a quorum, Optel Capital and such affiliates will appoint James Green, the Company’s President and Chief Executive Officer, their proxy to vote all of the shares of Common Stock that they are entitled to vote alongside the majority of the disinterested shares present and voting on this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” APPROVAL OF THE CONVERSION FEATURE OF THE DEBT HELD BY OPTEL CAPITAL LLC AND POSSIBLE ISSUANCE OF COMMON STOCK UPON CONVERSION OF SUCH DEBT.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT TO THE COMPANY’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Item 3 on the Proxy Card)

Introduction

In connection with the proposal discussed in Proposal Two above, the Board has adopted, subject to stockholder approval, a certificate of amendment to the Certificate of Incorporation that would increase the Company’s authorized number of shares of Common Stock from 200,000,000 to 300,000,000 shares.

As of December 27, 2004, of the 200,000,000 shares of Common Stock presently authorized, 34,183,204 shares were issued and outstanding. After taking into account shares reserved for issuance pursuant to the Company’s Stock Option Plan, approximately 165,518,352 shares remained available for issuance.

This proposal will not be implemented unless the stockholders approve Proposal Two of this Proxy Statement.

Principal Effects of the Increase of the Authorized Shares of Common Stock

Subject to the approval of the holders of a majority of the stock outstanding, the Board will have the authority to issue shares of the newly authorized Common Stock, except as required by the rules of The Nasdaq Stock Market. These rules require stockholder approval in advance for, among other things, the issuance of shares of common stock or securities convertible into or exercisable for common stock that have or will have 20% or more of the a corporation’s voting power or that represent or will represent 20% or more of a corporation’s common stock outstanding or issuable upon the conversion or exercise of outstanding securities.

The additional shares of Common Stock issued, including any shares issued upon conversion of the Convertible Note discussed in Proposal Two, will have the same rights and privileges as the currently outstanding Common Stock. Adoption of the proposed certificate of amendment and the issuance of the Common Stock would not affect the rights of the holders of the currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Company’s Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock.

If this Proposal is approved by the stockholders, additional shares of Common Stock will become authorized and issuable upon the filing of the certificate of amendment to increase the authorized number of shares of Common Stock from 200,000,000 to 300,000,000. The Company intends to file and record the certificate of amendment promptly after the approval by the stockholders at the Meeting. The Board may make any and all changes to the form of the Certificate of Amendment that it deems necessary in order to file it with the Delaware Secretary of State. The Board may also abandon or delay the amendment at any time before or after the Meeting and prior to the effective date of the amendment if for any reason the Board deems it advisable to do so.

Reasons to Increase the Authorized Shares of Common Stock

If the stockholders approve Proposal Two in this Proxy Statement, depending on conversion price of the Convertible Note, which would be determined during the period of five consecutive trading days ending on the date immediately prior to the date of the conversion of the Convertible Note, the Company may not have enough shares of Common Stock authorized for issuance upon conversion of the Convertible Note.

Additionally, an increase in the number of authorized shares of Common Stock will also provide flexibility for business and financial purposes in the future. The Company may issue the additional shares of Common Stock for various purposes including, without limitation, expanding the Company’s business through the acquisition of other businesses, issuing stock dividends, raising capital, issuing stock options to officers, directors or employees and establishing strategic relationships with other companies. Unless required to do so by applicable law, a regulatory authority or a third party, further stockholder approval for the issuance of this Common Stock is not required. The Board believes the proposed increase in the authorized Common Stock will make a sufficient number of shares available should the Company decide to use its Common Stock for one or more of the purposes identified above or otherwise.

Required Vote

The affirmative vote of a majority of the outstanding Shares is required to approve the proposed amendment to the Company’s Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL THREE, THE APPROVAL OF A CERTIFICATE OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

OTHER BUSINESS

The Company is not aware of any other matters to be presented at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares that they represent in accordance with their best judgment.

Form 10-K and Form 10-Q

Copies of the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2003, and copies of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, are being mailed with this Proxy Statement to stockholders entitled to notice of the Meeting. At any stockholder’s written request, the Company will provide without charge, a copy of these reports, including the financial statements and a list of exhibits. If copies of exhibits are requested, a copying charge of $0.20 per page will be made. Requests should be sent to Investor Relations, Digital Lightwave, Inc., 15550 Lightwave Drive, Clearwater, Florida 33760.

By order of the Board of Directors,

James Green,
Clearwater, Florida	President, Chief Executive Officer, Principal
January 4, 2005	Financial Officer and Secretary

Appendix A

DIGITAL LIGHTWAVE, INC.

2001 STOCK OPTION PLAN

(As approved by the Company’s stockholders on February 27, 2001,

as amended on May 20, 2002, and as subsequently amended, subject to stockholder approval, by the Board of Directors on October 28, 2004)

ARTICLE ONE

GENERAL PROVISIONS

I. PURPOSE OF THE PLAN

This 2001 Stock Option Plan is intended to promote the interests of Digital Lightwave, Inc., a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service. Effective upon stockholder approval of this Plan, this Plan will supersede the Company’s 1996 Stock Option Plan (the “Prior Plan”) with respect to future option grants. However, the adoption of this Plan and its approval by stockholders shall have no effect on the terms of options previously granted under the Prior Plan.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders and those individuals subject to the limitations of Section 162(m) of the Code. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer the Plan with respect to all such persons. However, any discretionary option grants for members of the Primary Committee must be authorized by a disinterested majority of the Board. In no event shall the Secondary Committee be authorized to grant to any individual options to purchase more than 50,000 shares of Common Stock in the aggregate per fiscal year.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding options hereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any stock option thereunder.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

III. ELIGIBILITY

A. The persons eligible to participate in the Plan are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Each Plan Administrator shall, consistent with the provisions of the Plan and within the scope of its administrative jurisdiction under the Plan, have full authority to determine which eligible persons are to receive option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

IV. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to C. and D. below, the number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed 11,000,000 shares plus (i) the number of shares remaining for issuance under the Prior Plan as of the date of initial stockholder approval of this Plan and which were not subject to outstanding options as of such date and (ii) the number of shares of Common Stock subject to options outstanding under the Prior Plan as of the date of stockholder initial approval of this Plan to the extent that such options expire or terminate for any reason prior to exercise in full (with the sum of (i) and (ii) not to exceed 2,735,872 shares).

B. Subject to D. below, in no event may any individual receive option grants under the Plan for more than 750,000 shares of Common Stock in the aggregate per fiscal year.

C. Shares of Common Stock subject to outstanding options under the Plan shall be available for subsequent issuance under the Plan to the extent those options expire or terminate for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original issue price paid per share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock issued to the holder of such option.

D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class, the Plan Administrator shall, in such manner as it deems equitable in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, make appropriate adjustments to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per fiscal year or as an initial grant, (iii) the maximum number of shares for which options may be granted to a single individual in a fiscal year by the Secondary Committee and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

TERMS OF OPTIONS

I. GENERAL OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Three and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options.

1. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.

2. No option shall have a term in excess of ten (10) years measured from the option grant date.

3. Except as otherwise provided in this Plan, Options shall vest ratably over thirty-six (36) months of Service. In addition, subject to Section I.B.4. of this Article Two, no option may become exercisable for vested shares quicker than ratably over thirty-six (36) months of Service, except for vesting or acceleration of vesting except for vesting or acceleration of vesting described in Section I.B.4. of this Article Two and, if an option is exercisable for unvested shares, such shares may not vest quicker than ratably over thirty-six (36) months of Service, except for vesting or acceleration of vesting except for vesting or acceleration of vesting described in Section I.B.4. of this Article Two.

4. Accelerated vesting of options shall be determined by the Plan Administrator on the option grant date as follows:

(i) Options shall vest on a schedule quicker than ratably over thirty-six (36) of Service on a schedule determined by the Plan Administrator and based on achievement of a defined performance goal or goals and, if an option is exercisable for unvested shares, such shares may not vest quicker than ratably over thirty-six (36) months of Service, except for vesting or acceleration of vesting based on achievement of a performance goal or goals. Where a performance goal or goals are not achieved as defined and as scheduled, options shall vest ratably over thirty-six (36) months.

(ii) As determined by the Plan Administrator, vesting of Options for non-employee members of the Board may be accelerated to immediately vest on the option grant date for the initial option grant made upon such members joining the Board.

(iii) As determined by the Plan Administrator, vesting of Options for non-employee members of the Board may be accelerated to immediately vest on the option grant date for options granted in conjunction with special projects to be performed on behalf of the Company that are outside the scope of routine Board member responsibilities.

C. Effect of Termination of Service.

The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason other than Misconduct shall remain exercisable for such period of time thereafter as shall be set forth in the documents evidencing the option, but such period shall not extend beyond the earlier of the expiration of the option term or the following:

(a) in the case of cessation of Service by reason of death or long-term disability (as defined by the Plan Administrator), twelve (12) months following the date of such cessation or

(b) in the case of cessation of Service for reason other than death, long-term disability or Misconduct, ninety (90) days following cessation of Service; provided that if the Optionee is prohibited from selling shares of Common Stock at any time during such ninety (90) day period by reason of a regulatory requirement (including a prohibition on sale imposed by the Corporation to assure compliance with regulatory rules concerning insider trading), such period may be extended by the number of days that sale is so prohibited;

provided that if, during a period of post-Service exercise period following cessation of Service for reason other than death or Misconduct, the Optionee dies while an option remains outstanding and exercisable, the post-Service exercise period may be extended until the earlier of twelve (12) months following the date of death or the expiration of the option term.

(iii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised for the period set forth in (i) above by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iv) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(v) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee’s cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the maximum post-Service exercise period set forth in Section I.C.(i) of this Article Two or the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service; provided that in no event may the total number of shares in which an Optionee becomes vested under an option at any time exceed the number of shares that would have vested at the time of cessation of Service under the minimum vesting requirements of Section I.B. of this Article Two, subject to Section III of this Part Two.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that the Plan Administrator may allow Non-Statutory Options to be transferred or assigned during the Optionee’s lifetime, subject to such limitations as the Plan Administrator may establish from time to time, pursuant to a domestic relations order or to one or more of Optionee’s family members or an entity owned, benefiting or controlled by the Optionee or one or more of Optionee’s family members. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

I. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Three shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

C. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. CORPORATE TRANSACTION

A. In the event of any Corporate Transaction, each outstanding option under the Plan shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. The foregoing notwithstanding, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any shares for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator.

B. All outstanding repurchase rights under the Plan shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C. Upon the effective date of the Corporate Transaction, all outstanding options under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number of shares for which options may be granted to a single individual in a fiscal year by the Secondary Committee and (iv) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per fiscal year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Plan, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Plan so that those options shall become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed and do not otherwise accelerate. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

F. The portion of any Incentive Option accelerated in connection with a Corporate Transaction shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under the Federal tax laws.

G. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE THREE

MISCELLANEOUS

I. FINANCING

The Plan Administrator may permit any Optionee to pay the option exercise price by delivering a full-recourse, interest-bearing promissory note payable in one or more installments. The Plan Administrator shall establish the terms of any such promissory note (including the interest rate and the terms of repayment) in its sole discretion. In no event may the maximum credit available to the Optionee exceed the lesser of (a) the sum of (i) the aggregate option exercise price payable for the purchased shares (less the par value of such shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise or (b) one hundred thousand dollars ($100,000).

II. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options or the vesting of such shares. Such right may be provided to any such holder in either or both of the following formats:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the Withholding Taxes) designated by the holder.

Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder and held for at least six (6) months with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%) of the Withholding Taxes) designated by the holder.

III. PLAN EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective immediately on the Plan Effective Date. Options may be granted at any time on or after the Plan Effective Date, however, no options granted under the Plan may be exercised, and no shares shall be issued under the Plan, until the Plan is approved by the Corporation’s stockholders. If such stockholder approval is not obtained within twelve (12) months after the Plan Effective Date, then all options previously granted under this Plan shall terminate and cease to be outstanding, and no further options shall be granted and no shares shall be issued under the Plan.

B. No further grants shall be made under the Prior Plan on or after the date of shareholder approval of this Plan. If stockholder approval of this Plan is not obtained within twelve (12) months following its adoption by the Board, the Prior Plan shall continue in accordance with its terms.

C. No further grants may be made under the Plan following the earliest to occur of (i) ten (10) years following the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options in connection with a Corporate Transaction.

IV. AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested shares of Common Stock at the time outstanding under the Plan unless the Optionee consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations and no amendment to the Plan will be effective without stockholder approval if it would: (i) increase the number of shares of Common Stock authorized for issuance under the Plan, (ii) increase the maximum number of shares of Common Stock that may be the subject of options granted to any one individual in a fiscal year, (iii) authorize an option exercise price per share of less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date, (iv) shorten the minimum vesting requirements of the Plan, (v) authorize the acceleration of exercisability and/or vesting of options under additional circumstances than previously authorized under the Plan, (vi) increase the maximum term of options or the post-Service exercise period of options, (vii) increase the authority of any Secondary Committee, and (viii) increase the maximum amount of credit that may be extended to an Optionee by the Corporation in connection with the exercise of an option; provided that the Board may make an amendment to the Plan without stockholder approval if and to the extent that such amendment is required by law or is necessary to preserve favorable regulatory treatment afforded stock options under the Plan immediately before such amendment.

B. Options to purchase shares of Common Stock may be granted under the Plan that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Plan shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock upon the exercise of any granted option shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Board shall mean the Corporation’s Board of Directors.

B. Code shall mean the Internal Revenue Code of 1986, as amended.

C. Common Stock shall mean the Corporation’s common stock.

D. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

E. Corporation shall mean Digital Lightwave, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Digital Lightwave, Inc. which shall by appropriate action adopt the Plan.

F. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

G. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

H. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

I. Incentive Option shall mean an option that satisfies the requirements of Code Section 422.

J. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

K. Misconduct shall mean the commission of any act of fraud or embezzlement or material act of dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

L. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

M. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

N. Optionee shall mean any person to whom an option is granted under the Plan.

O. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

P. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Q. Plan shall mean the Corporation’s 2001 Stock Option Plan, as set forth in this document, as amended from time to time.

R. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

S. Plan Effective Date shall mean the date the Plan was approved by the Board.

T. Prior Plan means the Company’s 1996 Stock Option Plan.

U. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan with respect to Section 16 Insiders and those individuals subject to the limitations of Section 162(m) of the Code.

V. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders and those individuals subject to the limitations of Section 162(m) of the Code.

W. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

X. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

Y. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

Z. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AA. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

BB. Withholding Taxes shall mean the minimum required Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.

Appendix B

August 25, 2004

The Special Committee of the Board of Directors

Digital Lightwave, Inc.

15550 Lightwave Drive

Clearwater, FL 33760

Gentlemen:

We understand that Digital Lightwave, Inc. and its affiliates, a Delaware corporation (“Lightwave” or the “Company”), is considering a financing and recapitalization proposal presented by Optel Capital, LLC, an affiliate of the Company’s chairman and majority shareholder, Bryan Zwan, Ph.D. (“Investor”).

We have been informed that the proposed transaction being discussed by Lightwave and Investor contemplates (i) the Investor shall advance to the Company approximately $1.7 million of cash (the “New Advance”) and (ii) approximately $25.3 million of existing secured debt owed by the Company to the Investor would be exchanged for a new secured convertible note to be issued by the Company, which shall have substantially similar terms as the prior notes and the principal amount of the convertible note shall be due and payable in full upon demand by the Investor at any time after December 31, 2005, inclusive of the New Advance (“Convertible Note”). Any portion of the Convertible Note may be converted at the option of the Investor into shares of Lightwave common stock (“Common Stock”), at a conversion price equal to 100% of the average of the daily volume-weighted average price of the Common Stock traded on the NASDAQ or other public market during the five consecutive trading days prior to the conversion of the Convertible Note. We noted that a condition precedent to the conversion of the Convertible Note is that Lightwave obtain approval from a majority of the disinterested Common Stock shareholders, and that the principal amount of the Convertible Note shall become immediately due and payable in full in the event that such approval is not obtained (collectively, the “Transaction”).

Lightwave’s Special Committee of the Board of Directors (“Special Committee”) has engaged Houlihan Smith & Company, Inc. (“Houlihan”) to perform an analysis and to provide an opinion as to whether the price and terms of the Transaction are fair or unfair, from a financial point of view, to the shareholders of Lightwave, other than Bryan Zwan and his affiliates (the “Opinion”).

105 W. Madison, Suite 1500	Tel: 312.499.5900 Toll Free: 800.654.4977	www.houlihansmith.com
Chicago, IL 60602	Fax: 312.499.5901	www.fairnessopinion.com
www.solvencyopinion.com

The Special Committee of the Board of Directors Digital Lightwave, Inc. Fairness Opinion August 25, 2004	Page 2

In performing our analysis and for purposes of our Opinion set forth herein, we have, among other things:

a.	Reviewed the proposed terms of the Transaction as provided in the non-binding term sheet, submitted to the Company by Optel Capital, LLC, dated on or about August 25, 2004. We noted that Optel Capital, LLC is a Delaware limited liability corporation. We further noted that, in the event that approval for conversion of the Convertible Note is not obtained from the disinterested shareholders, that the outstanding accrued interest on the principal plus the accrued interest under the Convertible Note as of the one year anniversary of the issuance of the Convertible Note shall be due and payable in full upon demand. In such event, the remainder of the accrued interest under the Convertible Note shall be due and payable in full upon demand by the Investor at any time after December 31, 2005, subject to an earlier maturity in the event that a majority of the disinterested shareholders do not provide consent for conversion;

b.	Held discussions with members of Lightwave’s executive management and members of the Special Committee regarding the historical, current, and future prospects of the Company;

c.	Discussed with executive management of Ligtwave the most recent forecast for shipments and backlog, which projects Lightwave’s revenues and expenses by quarter for the calendar year 2004 (“Financial Model”). We selectively tested all of the major assumptions and calculations of the Financial Model for accuracy. We also tested the reasonableness of the assumptions used in the Financial Model by using various assumptions of our own that were more conservative than those used in the projections;

d.	Reviewed certain of Lightwave’s public filings with the United States Securities and Exchange Commission, including all of Lightwave’s most recent Form 8-K filings;

e.	Had due diligence discussions with third parties, including investment bankers familiar with the optical fiber and telecom equipment industries and the public and private debt/equity markets, discussing, among other things, the nature of the proposed Transaction, the credit quality and liquidity needs of the Company, potential bankruptcy scenarios for the Company, and the prospects for obtaining additional cash financing;

f.	Completed a liquidation analysis of the Company that entailed a comparison of the book value of the assets of the Company against the existing balance sheet liabilities of the Company as of June 30, 2004. We estimated that the

The Special Committee of the Board of Directors Digital Lightwave, Inc. Fairness Opinion August 25, 2004	Page 3

Company’s debts, exclusive of the deferred gain on debt settlement ($3.7 million), exceed its assets by approximately $16.8 million. In our experience, we have found that book values are usually significantly greater than the recoveries that are realized in a liquidation;

g.	Compared the Company from a financial point of view with certain other guideline public companies in the optical fiber and telecom equipment industries that we deemed to be relevant;

h.	Compared the proposed financial terms of the Transaction with the financial terms of certain financial restructurings that we deemed relevant; and

i.	Conducted such other studies, analyses, inquiries, and investigations as we deemed relevant and appropriate.

During our review, we relied upon and assumed, without independent verification, the accuracy, completeness and reasonableness of the financial and other information provided to us by executive management of Lightwave. We have further relied upon the assurances of the executive management of Lightwave that they are unaware of any facts that would make the information provided to us to be incomplete or misleading for the purposes of this Opinion. We have not assumed responsibility for any independent verification of this information nor have we assumed any obligation to verify this information. We have assumed that the financial projections provided to us by Lightwave in connection with the rendering of this Opinion were reasonably prepared on a basis reflecting the best currently available estimates and their good faith, at the date of this Opinion.

Our Opinion is necessarily based upon information made available to us, and on economic, market, financial and other conditions as they exist at the date of this letter. We disclaim any obligation to advise the Special Committee or the Board of Directors of Lightwave or any person of any change in any fact or matter affecting our Opinion, which may come or be brought to our attention after the date of this Opinion.

Each of the analyses conducted by Houlihan was carried out to provide a particular perspective of the Transaction in developing our Opinion. Houlihan did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support our Opinion as to the fairness of the Transaction to the Lightwave shareholders. Houlihan does not place any specific reliance or weight on any individual analysis, but instead, concludes that its analyses, taken as a whole, support its conclusion and Opinion. Accordingly, Houlihan believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors collectively, could create an incomplete view of the processes underlying the analyses performed by Houlihan in connection with the preparation of the Opinion.

The Special Committee of the Board of Directors Digital Lightwave, Inc. Fairness Opinion August 25, 2004	Page 4

Our Opinion does not constitute a recommendation to the Special Committee to proceed with the Transaction. This Opinion relates solely to the question of fairness to Company’s shareholders (other than Bryan Zwan, and affiliates), from a financial point of view, of the terms of the Transaction as currently proposed. Further, we express no opinion as to the structure, terms or effect of any other aspect of the Transaction, including, without limitation, any effects resulting from the application of any bankruptcy proceeding, fraudulent conveyance, or other international, federal or state insolvency law, or of any pending or threatened litigation involving Lightwave. We are also expressing no opinion as to the income tax consequences of the Transaction.

In arriving at our Opinion we considered such factors as we deemed relevant including, but not limited to:

1.	the timing of the financial requirements of the Company;

2.	the terms and conditions of the closing of the Transaction and the timing of the cash funding to be received by Lightwave as a result of the Transaction;

3.	the estimated dilution resulting from the Transaction to the current shareholders (other than Bryan Zwan, and affiliates);

4.	the financial requirements of the Company;

5.	the historical financial and operating characteristics of the Company;

6.	current litigation involving the Company;

7.	the negotiations that have taken place between the Company and Optel Capital, LLC;

8.	the trading price and volume of Company’s stock as quoted by NASDAQ and the prospects of Lightwave being delisted from NASDAQ;

9.	the discussions that have been undertaken with the various creditors that currently have debt outstanding to the Company;

10.	the recent settlements with various creditors that had debt outstanding to the Company

11.	other potential sources of financing for the Company;

12.	the upside potential of the Transaction to the Company and its shareholders (other than Bryan Zwan, and affiliates);

13.	a preliminary liquidation analysis of the Company;

The Special Committee of the Board of Directors Digital Lightwave, Inc. Fairness Opinion August 25, 2004	Page 5

14.	other due diligence findings related to the Transaction;

15.	an analysis of the Company’s NOL carryforward;

16.	the risks associated with both undertaking and/or not undertaking the current Transaction; and

17.	other due diligence findings related to the Transaction.

It is understood that this Opinion may be included in its entirety in a filing with the United States Securities and Exchange Commission. Houlihan, a National Association of Securities Dealers member, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements, bankruptcy, capital restructuring, stock buybacks, and valuations for corporate and other purposes. Houlihan will receive a non-contingent fee from Lightwave relating to its services in providing this Opinion. In an engagement letter dated July 29, 2004, Lightwave has agreed to indemnify Houlihan with respect to Houlihan’s services as follows:

If Houlihan or any person or entity associated with Houlihan becomes involved in any way in any legal, tax, or administrative proceeding related to any of the services performed hereunder, the Company will indemnify, defend and hold Houlihan and any such person and/or entity harmless from all damage and expenses (including reasonable and documented attorney’s fees and expenses and court costs) incurred in connection therewith, except to the extent that a court having jurisdiction shall have determined in a final judgment that such loss, claim, damage or liability resulted from the gross negligence, bad faith, willful misfeasance, or reckless disregard of the obligations or duties of Houlihan. Should Houlihan or any person or entity associated with Houlihan be called to a deposition or to testify with regard to the Opinion, the Company shall pay all of Houlihan’s expenses (including reasonable and documented attorney’s fees and expenses and court costs) as well as $300 per hour per Houlihan representative at such deposition, testimony, and/or discussion(s).

Based on the foregoing, we are of the opinion that the terms of the Transaction, are fair, from a financial point of view, to the shareholders of the Company as of the date hereof.

Very truly yours,

Houlihan Smith & Company, Inc.

DIGITAL LIGHTWAVE, INC.

Special Meeting of Stockholders

Digital Lightwave, Inc.

15550 Lightwave Drive

Clearwater, Florida 33760

February 10, 2005

10:00 A.M.

This Proxy is solicited on behalf of the Board of Directors of Digital Lightwave, Inc. (the “Company”) and all

matters to be voted upon are proposed by the Company.

The undersigned hereby constitutes and appoints James Green (“Designee”), attorney, agent, and proxy with power of substitution to vote all of the shares of the Company that the undersigned is entitled to vote at a Special Meeting of Stockholders (the “Meeting”) to be held at the Company’s principal offices located at 15550 Lightwave Drive, Clearwater, Florida 33760, on February 10, 2005, at 10:00 a.m. local time, and any adjournment thereof.

This Proxy, when properly executed, will be voted as directed, or if no direction is indicated, will be voted “FOR” the approval of the proposed amendments to the Company’s 2001 Stock Option Plan, “FOR” the approval of the conversion feature of the debt held by Optel Capital, LLC and the issuance of Common Stock upon the possible conversion of such debt, and “FOR” the approval of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation, increasing the number of shares of Common Stock of the Company to 300,000,000 shares. In his discretion, the Designee is also authorized to vote upon such other matters as may properly come before the Meeting. Only holders of Common Stock of the Company may vote for the matters set forth below.

Please mark your votes as indicated in this example.  ☒

Proposal One (A): Amendment to the 2001 Stock Option Plan to increase the number of shares of Common Stock available for issuance by 5,000,000 shares under the 2001 Stock Option Plan.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

Proposal One (B): Amendment to the 2001 Stock Option Plan to modify the circumstances in which vesting of certain options granted under such 2001 Stock Option Plan may be accelerated.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

Proposal One (C): Amendment to the 2001 Stock Option Plan to increase the number of shares of Common Stock for which options may be granted to a participant per fiscal year to 750,000 shares.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

Proposal Two: Approval of the conversion feature of debt held by Optel Capital, LLC and the issuance of Common Stock upon possible conversion.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

Proposal Three: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of Common Stock from 200,000,000 to 300,000,000 shares.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

(SEE REVERSE SIDE)

The undersigned acknowledges receipt of Notice of the Special Meeting of Stockholders and the Proxy Statement dated January 4, 2005, and ratifies all actions that the Designee or his or their substitute may lawfully take or cause to be taken by virtue hereof and revokes all former proxies.

Dated: , 2005

Signature:

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney or for an estate, trust, or corporation, please give full title. Please return the signed card in the enclosed envelope.